SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  Filed by the Registrant |X|
  Filed by a Party other than the Registrant |_|

  Check the appropriate box:
  |_|  Preliminary Proxy Statement          |_| Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e) (2))
  |X|  Definitive Proxy Statement
  |_|  Definitive Additional Materials
  |_|  Soliciting Material Under Rule 14a-12

                           MAXCOR FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  |X|  No fee required
  |_|  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
  (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:
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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:
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  (5)  Total fee paid:
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  |_|  Fee paid previously with preliminary materials.
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  |_|  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:
--------------------------------------------------------------------------------

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  (4)  Dated Filed:
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


                    [Maxcor Financial Group Inc. Letterhead]


                           MAXCOR FINANCIAL GROUP INC.



                                                                  April 30, 2001



Dear Stockholder:

          You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Maxcor Financial Group Inc. (the "Company"), to be held at the Company's New York City offices at Two World Trade Center, 84th Floor, on Thursday, June 7, 2001, at 10:00 A.M. local time.

          At the Meeting, you will be asked to elect a class of directors and to ratify the selection of independent auditors for 2001. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. THIS WILL NOT PREVENT YOU FROM VOTING BY BALLOT OR CHANGING YOUR PROXY SHOULD YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON OR SIMPLY WISH TO CHANGE YOUR VOTE.

          ALSO, PLEASE MARK THE APPROPRIATE SPACE ON THE PROXY CARD IF YOU PLAN TO ATTEND THE MEETING IN PERSON, SO THAT WE CAN MAKE APPROPRIATE ARRANGEMENTS WITH SECURITY AT THE WORLD TRADE CENTER FOR YOUR ATTENDANCE.

          On behalf of the Board of Directors and management of Maxcor Financial Group Inc., we thank you for your continued support and confidence in the Company.


                                                     Sincerely,


                                                     /s/ Gilbert D. Scharf

                                                     Gilbert D. Scharf
                                                     CHAIRMAN, PRESIDENT
                                                     AND CEO


[LOGO] MAXF
       ------
       NASDAQ
       LISTED



--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
      PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER
                 OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                           MAXCOR FINANCIAL GROUP INC.
                       Two World Trade Center, 84th Floor
                            New York, New York 10048


                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

================================================================================


TIME:               10:00 a.m., local time, on Thursday, June 7, 2001

PLACE:              Maxcor Financial Group Inc.
                    Two World Trade Center, 84th Floor
                    New York, New York 10048

PURPOSE:            1.   To elect  three  Class  II  directors  to  serve  for a
                         three-year term until the third succeeding annual meeting of stockholders in 2004;

                    2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001; and

                    3. To consider such other business as may properly come before the meeting or any adjournments or postponements thereof.

WHO MAY
VOTE: You may vote if you were a record owner of Maxcor Financial Group Inc. common stock at the close of business on Thursday, April 26, 2001. A list of stockholders entitled to vote at the meeting will be available at the meeting, and during the ten days prior to the meeting, at the Company's New York City offices, Two World Trade Center, 84th Floor, and will be subject to inspection during regular business hours by any stockholder.

                    You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED STAMPED ENVELOPE PROVIDED.

                                             By Order of the Board of Directors,




                                             Roger E. Schwed
                                             SECRETARY


New York, New York
April 30, 2001

                           MAXCOR FINANCIAL GROUP INC.
                       Two World Trade Center, 84th Floor
                            New York, New York 10048
                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

    QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Q:   WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Maxcor Financial Group Inc., a Delaware corporation (the "Company"), is providing these proxy materials to you in connection with the Board's solicitation of proxies for the Company's 2001 Annual Meeting of Stockholders (the "Meeting"). You are receiving these materials because you own shares of the Company's common stock, par value $.001 ("Common Stock"). As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the proposals described in this proxy statement and accompanying notice of meeting.

Q:   WHEN AND WHERE IS THE MEETING?

A: The Meeting will take place at the Company's principal executive offices at Two World Trade Center, 84th Floor, New York, New York, on Thursday, June 7, 2001, at 10:00 a.m. local time.

Q:   WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement and accompanying notice relates to the proposals to be voted on at the Meeting, the voting process, the compensation of the Company's executive officers and certain other required information. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, which includes the Company's consolidated financial statements for the same period, and a proxy card and return envelope are also enclosed. These proxy materials are first being mailed to stockholders on or about April 30, 2001.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:   There are two proposals scheduled to be voted on at the Meeting:

     PROPOSAL 1 is for the election to the Board of three Class II directors to serve for a three-year term until the third succeeding annual meeting of stockholders in 2004; and

     PROPOSAL   2   is   for   the    ratification   of   the   appointment   of
     PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants for the year ending December 31, 2001.

Q:   WHAT IS THE BOARD'S VOTING RECOMMENDATION?

A: The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants for the year ending December 31, 2001.

Q:   WHICH SHARES OWNED BY ME CAN BE VOTED?

A: All shares of Common Stock owned by you as of the close of business on Thursday, April 26, 2001 (the "Record Date"), may be voted by you. These shares include (1) shares that are held directly in your name as the stockholder of record, and (2) shares that are held for you as the beneficial owner through a broker, bank, custodian or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Summarized below are some of the distinctions between shares held of record and those owned beneficially.

     STOCKHOLDER OF RECORD

     If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Continental on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Meeting. The Company has enclosed a proxy card for you to use.

     BENEFICIAL OWNER

     If your shares are held in a stock brokerage account or by a bank, custodian or other nominee, you are considered the beneficial owner of shares held in so-called "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting. Your broker or nominee has enclosed a voting instruction card for you to fill out and return in order to direct the broker or nominee how to vote your shares (the card may also describe how you can alternatively instruct the broker or nominee by telephone or using the Internet). Street name shares that are held of record by brokers or other nominees, in the absence of instructions or withheld authority from the beneficial owner, may be voted in the discretion of such brokers or nominees with respect to each of the two proposals set forth herein (although if any other matter were properly to come before the Meeting, the nature of such matter would determine whether the broker or nominee has such discretion).

Q:   HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: If you are a stockholder of record at the close of business on April 26, 2001, and plan to attend the Meeting and vote in person, the Company will give you a ballot when you arrive. Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you plan on so voting, please bring proof of identification. Shares held in street name may be voted in person by you at the Meeting only if you obtain and bring with you a signed proxy from the record holder giving you the right to vote the shares. EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW IN "HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?" SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:   HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. If you are a stockholder of record, you may vote by filling out and signing the enclosed proxy card and returning it in the enclosed pre-stamped envelope. If your shares are held in street name, you may vote by submitting voting instructions to your broker or nominee using the voting instruction card and return envelope included with these materials by your broker or nominee. Alternatively, most voting instruction cards also describe how you can instruct your broker or nominee by telephone or using the Internet. Regardless of how your shares are held, if you provide specific voting instructions, your shares will be voted as you instruct. If you sign a proxy but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q:   HOW ARE VOTES COUNTED?

A: In Proposal 1, the election of directors, you may vote (1) "FOR ALL" with respect to the nominees, which means you are casting a vote in favor of each nominee, (2) "WITHHOLD ALL" with respect to the nominees, which means you are withholding your vote from each nominee, or (3) "FOR ALL EXCEPT" with respect to the nominees, which means you are casting a vote in favor of each nominee other than any nominee's name that you fill in on the provided blank line. In Proposal 2, the ratification of appointment of independent accountants, you may vote "FOR," "AGAINST" or "ABSTAIN."

     If you simply sign your proxy card or broker voting instruction card, without indicating your vote or providing any instructions, your shares will be voted in accordance with the recommendations of the Board with respect to the proposals described herein ("FOR ALL" of the Company's nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants) and in the discretion of the proxy holders on any other matters that properly come before the Meeting. If you hold shares in street name and fail to respond to the voting instruction card of your broker or other nominee, under applicable rules your shares may be voted in the discretion of such broker or nominee with respect to each of the two proposals set forth herein (although if any other matter were properly to come before the Meeting, the nature of such matter would determine whether the broker or nominee has such discretion). At this time, the Board is not aware of any matters that will come before the meeting other than the two proposals described herein.


Q:   CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Meeting and voting in person. Attendance at the Meeting, however, will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you must accomplish a change in your vote by submitting new voting instructions to your broker or nominee who, in turn, must timely submit your revised proxy prior to the vote at the Meeting.

Q:   HOW MANY SHARES IN TOTAL ARE ENTITLED TO VOTE?

A: At the close of business on the Record Date, 7,543,493 shares of Common Stock were outstanding and entitled to vote at the Meeting. On all matters to be voted upon at the Meeting, holders of shares of Common Stock vote as a single class with each record holder entitled to one vote per share. Stockholders do not have cumulative voting rights with respect to the election of directors.

Q:   WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the Meeting and transacting business is the presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, or 3,771,747 shares.

Q:   WHAT IF I ABSTAIN OR WITHHOLD AUTHORITY TO VOTE ON A PROPOSAL?

A: If you sign and return your proxy card marked "abstain" or "withhold" on any proposal, or provide such instructions to your broker or nominee with respect to any shares you hold in street name, then your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. Similarly, so-called "broker non-votes," which occur when the broker or other nominee has not received voting instructions from the beneficial owner and is prohibited by applicable rules from exercising discretionary voting authority on a particular proposal (which is not the case with either of the proposals described herein), are counted for quorum purposes but not otherwise.

Q:   WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: Directors will be elected (Proposal 1) if they receive a plurality of the votes cast at the Meeting, meaning that the three nominees for director who receive the greatest number of "FOR" votes are elected (and, accordingly, withholding authority for nominees and broker non-votes essentially have no effect). Proposal 2, the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants, will be approved if it receives the affirmative vote of the majority of the shares present and entitled to vote at the Meeting (and, accordingly, abstentions and broker non-votes have the same effect as a negative vote).

Q:   WHAT  DOES IT MEAN IF I RECEIVE  MORE THAN ONE PROXY OR VOTING  INSTRUCTION
     CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:   WHO WILL COUNT THE VOTES?

A: A representative of Continental Stock Transfer & Trust Company, the Company's transfer agent, will tabulate the votes and act as an inspector of election.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: The Company will announce the preliminary voting results at the Meeting and will publish final results not later than in its Quarterly Report on Form 10-Q for the three months ending June 30, 2001.

                              ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON THE PROXY CARD)

     Article SIXTH of the Company's Restated Certificate of Incorporation provides that the number of directors shall be not less than three nor more than twelve, and empowers the Company's Board of Directors to fix the exact number of directors and to fill any vacancies on the Board. Article SIXTH further provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The Company's Board of Directors has set the number of directors at nine, with three directors in each Class. The term of the Class II directors will expire at the Meeting, the term of the Class III directors will expire at the next annual meeting of stockholders in 2002 and the term of the Class I directors will expire at the second succeeding annual meeting of stockholders in 2003. Under Article SIXTH, directors elected at an annual meeting of stockholders to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election.

     At the Meeting, three Class II directors will be elected to hold office for a three-year term until the third succeeding annual meeting of stockholders in 2004 or until their successors are elected and shall have been qualified. WILLIAM B. WIGTON, KEITH E. REIHL and OSCAR M. LEWISOHN have been nominated for election as Class II directors of the Company. Each of these nominees is currently serving as a Class II director of the Company.

     SHARES AUTHORIZED TO BE VOTED BY THE PROXIES NAMED IN A RETURNED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF MESSRS. WIGTON, REIHL AND LEWISOHN UNLESS AUTHORITY TO DO SO IS WITHHELD AS PROVIDED IN THE PROXY CARD. The nominees have consented to serve if elected and the Board of Directors has no reason to believe that the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies named in the proxy card to vote for such person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE THREE NOMINEES AS DIRECTORS OF THE COMPANY.

     Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Meeting is set forth below.

NOMINEES FOR ELECTION:

CLASS II DIRECTORS

     KEITH E. REIHL, 49, has been a director of the Company since April 1997, and Chief Financial Officer of the Company since August 1997. Mr. Reihl also served as Treasurer of the Company from August 1997 through November 1998. Mr. Reihl also is the Chief Operating Officer and Treasurer of Euro Brokers Investment Corporation ("Euro Brokers") and a number of its subsidiaries, as well as a member of such companies' respective boards of directors. Prior to being appointed Chief Operating Officer in November 1996, Mr. Reihl had served since 1983 as the Chief Financial Officer of Euro Brokers and a number of its subsidiaries. Prior to that time, Mr. Reihl was employed for nine years by Price Waterhouse LLP, serving lastly as Senior Audit Manager. Mr. Reihl is a certified public accountant and received his B.A. degree in accounting from Elizabethtown College in 1974.

     WILLIAM B. WIGTON, 54, has been a director of the Company since its August 1996 acquisition of Euro Brokers. Mr. Wigton was a founding member and has been a managing partner of Merrion Group, L.P., a broker-dealer, since its inception in 1989. He is also a managing director of and investor in Merrion Investors, L.P., a private investment fund, and from 1996 to 1997 served as a director of Munn, Bernhard & Associates, a registered investment advisor. From 1981 to 1989, Mr. Wigton was employed at Lazard Freres & Co. and was a general partner from 1987 to 1989, with responsibility for corporate bond sales. From 1979 to 1981, Mr. Wigton was a Senior Vice President at Dillon Read & Co. Inc. ("Dillon Read"). Prior thereto, he was associated from 1975 to 1979 with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and from 1970 to 1975 with Morgan Guaranty Trust Company. Mr. Wigton received his B.A. degree from Lynchburg College. He is a member of the Board's Compensation Committee.

     OSCAR M. LEWISOHN, 62, was appointed a director of the Company in January 2000. Mr. Lewisohn is currently Chairman of Soditic Limited, the London subsidiary of the Soditic Group, a European investment banking group with other offices in Geneva, Milan and Jersey, Channel Islands. He is also an advisor to Mercury Asset Management, London. In Switzerland, Mr. Lewisohn is a director of the HSBC Republic Bank (Suisse) S.A., Geneva. Mr. Lewisohn was formerly a Deputy Chairman of S.G. Warburg & Co. Ltd. in London from 1987 to 1994, and a director of the S.G. Warburg Group plc from 1985 to 1995. Mr. Lewisohn is a Life Governor of the Imperial Cancer Research Fund, London, and a member of the President's Committee of the Memorial Sloan Kettering Cancer Center, New York. He became a member of the Board's Audit Committee in November 2000.


DIRECTORS CONTINUING IN OFFICE:

CLASS I DIRECTORS

     JAMES W. STEVENS, 64, has been a director of the Company since its August 1996 acquisition of Euro Brokers, when he became the designee to the Board of Directors, pursuant to the acquisition agreement, of Euro Brokers and its largest stockholder, Welsh, Carson, Anderson & Stowe, and has since been re-elected by the Company's stockholders at the Company's 1997 and 2000 annual meetings. Mr. Stevens has held various senior positions at The Prudential Insurance Company of America ("Prudential") from October 1987 through December 1994. Mr. Stevens retired from Prudential in January 1995. As an Executive Vice President of Prudential, from October 1987 to December 1994, his responsibilities included serving on the Operating Council since 1993 and serving as Chairman and Chief Executive Officer of the Prudential Asset Management Group with responsibility for global institutional money management since 1993. From April 1985 to October 1987, he was a Managing Director of Dillon Read in its investment banking and private investment origination group. From 1974 to 1985, Mr. Stevens held several senior positions at Citicorp, including Chairman of Citicorp Venture Capital Ltd. and Group Executive of the Capital Markets Group, responsible for the Western Hemisphere merchant banking and investment management activities of Citicorp. Mr. Stevens currently serves on the boards of directors of Biogen, Inc. and Markem Corporation. Mr. Stevens received his B.A. degree from Williams College and his M.B.A. from New York University. He is Chairman of the Board's Audit Committee.

     FREDERICK B. WHITTEMORE, 69, has been a director of the Company since its inception in 1994. Mr. Whittemore currently serves as a member of the boards of directors of Partner Re Services Ltd., Southern Pacific Petroleum and Chesapeake Energy Corporation. Since 1989, Mr. Whittemore has been an Advisory Director at Morgan Stanley. Mr. Whittemore started at Morgan Stanley in 1958; he was a Partner from 1967 to 1970 and a Managing Director from 1970 until 1988. He was a senior banker in Corporate Finance, Mergers and Acquisitions and Capital Markets, and Syndicate Manager responsible for organizing and pricing all public offerings. Mr. Whittemore has also been a member of the Council of Foreign Relations since 1983 and was Chairman of the Board, Amos Tuck School of Business Administration at Dartmouth College from 1988 to June 1992. From 1977 to 1984, Mr. Whittemore was a Governor of the American Stock Exchange ("AMEX") and from 1982 to 1984 he was Vice Chairman of AMEX. Mr. Whittemore earned an A.B. degree from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration. He is a member of the Board's Audit Committee.

     ROBIN A. CLARK, 31, was appointed a director of the Company in January 2000. Mr. Clark is Chief Executive Officer of Euro Brokers Holdings Limited, the Company's holding corporation for its London operations, and Joint Managing Director of its Euro Brokers Finacor venture. Mr. Clark joined Maxcor in 1994 to establish its yen derivatives business in London, and assumed management responsibility for its London operations in November 1996. Prior to joining Maxcor, Mr. Clark was Divisional Director at M.W. Marshalls & Co.


CLASS III DIRECTORS

     GILBERT D. SCHARF, 52, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1994. Since April 1993, Mr. Scharf has been a director and Secretary of Niagara Corporation, a holding company with operating subsidiaries in the business of manufacturing cold drawn steel bars ("Niagara"), and until March 1998, was also Vice President and Treasurer of Niagara. Since 1989, Mr. Scharf has been a private investor and Chairman of Scharf Advisors, Inc. ("Scharf Advisors"). From 1985 to January 1989, Mr. Scharf was a Managing Director of Lazard Brothers & Co. Ltd. in London, where he was responsible for establishing and managing capital market activities. From 1983 to 1985, Mr. Scharf was the General Partner of Mendez, Scharf & Co., a private investment partnership. From 1978 to 1983, Mr. Scharf was a Managing Director at Morgan Stanley, where he managed all corporate and international bond trading and new issue commitments and the money market department, and was co-chairman of the risk management committee. Upon consummation of the Company's August 1996 acquisition of Euro Brokers, Mr. Scharf became the Vice-Chairman of Euro Brokers and is currently the Chairman, President and Chief Executive Officer of Euro Brokers, as well as of a number of its subsidiaries. Mr. Scharf earned a B.A. degree from Duke University. He is Chairman of the Board's Executive Committee.

     MICHAEL J. SCHARF, 58, has been a director of the Company since its inception in 1994 and, until August 1997, was also Vice President, Secretary and Treasurer of the Company. Since April 1993, Mr. Scharf has been the Chairman of the Board, President and Chief Executive Officer of Niagara. From October 1983 to August 1989, Mr. Scharf was the Chairman and Chief Executive Officer of
Edgcomb Steel of New England, Inc. and its successor corporation, Edgcomb Corporation, which was, from 1984 to 1989, one of the largest independent metals service center and distribution companies in the United States. Edgcomb Corporation was sold in 1989 to a company controlled by The Blackstone Group. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded), Mr. Scharf managed his personal investments. Mr. Scharf received an A.B. degree from Princeton University and an M.B.A. from Harvard Business School. He is a member of the Board's Executive Committee.

     LARRY S. KOPP, 58, has been a director of the Company since its inception in 1994. Currently a private investor, from November 1992 through June 1999 Mr. Kopp was a Managing Director of Frank Russell and Company, a pension consulting firm that was acquired by The Northwestern Mutual Life Insurance Company in 1999. From 1978 to November 1992, Mr. Kopp held several senior management positions in strategic growth areas of Citicorp, including General Manager of its bank card business and Chairman of Citicorp Insurance Services. From 1974 to 1978, Mr. Kopp was involved in venture capital transactions and was an advisor at E.M. Warburg Pincus and Company, where he served as a consultant to corporations regarding strategic planning, turnarounds, financial restructuring and sales of assets. Mr. Kopp earned B.A. and M.B.A. degrees from Stanford University. He is Chairman of the Board's Compensation Committee.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors met six times. The Board of Directors has standing Executive, Audit and Compensation Committees. The Executive Committee is currently comprised of Messrs. Gilbert Scharf (Chairman) and Michael Scharf, and is authorized to exercise all powers and authority of the Board of Directors, except those reserved to the Board by law, Board resolution or the Company's Restated Certificate of Incorporation or By-laws. The Executive Committee did not meet during 2000.

     The Audit Committee is comprised of Messrs. Stevens (Chairman), Whittemore and Lewisohn and recommends to the Board of Directors the accounting firm to be appointed as independent accountants for the Company; reviews with the Company's management and independent accountants the Company's quarterly and annual operating results; and reviews with the Company's independent accountants the scope and results of their audit and the adequacy of the Company's internal accounting procedures and systems. The Charter of the Audit Committee, which sets forth in greater detail the Committee's duties and responsibilities, is attached to this proxy statement as Appendix A. The Audit Committee met two times during 2000.

     The Compensation Committee is comprised of Messrs. Kopp (Chairman) and Wigton and determines or recommends to the full Board the cash and non-cash compensation payable to executive officers of the Company. The Compensation Committee also administers the Company's 1996 Stock Option Plan (the "Option Plan"). The Compensation Committee met two times during 2000.

     All directors attended 75% or more of the combined total meetings of the Board and Board Committees on which they served, except that Mr. Wigton attended five of eight meetings (62.5%).

     The non-employee members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the full Board. Having been appointed a director in January 2000, Mr. Lewisohn received on February 15, 2000 a one-time grant of options under the Option Plan to acquire 10,000 shares of Common Stock, consistent with the Company's prior grant on November 9, 1999 to the other non-employee members of the Board of Directors (Messrs. Stevens, Whittemore, Kopp, Wigton and M. Scharf). The grant to Mr. Lewisohn is exercisable at $2.61 per share and vested in equal 50% increments on the dates respectively six months and twelve months after the date of grant. All non-employee directors are also compensated annually in arrears (on or before the time of the Company's annual meeting) at the rate of $500 for each Board or Committee meeting attended, plus reimbursement of reasonable expenses to attend. Starting with calendar year 2001, the Board has determined to compensate non-employee members with an annual stipend of $10,000, payable semi-annually in arrears, in lieu of any payment per meeting attended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information concerning beneficial ownership of Common Stock (i) as of the Record Date, by (x) each director and director nominee of the Company, (y) each named executive officer (see below) of the Company and (y) all executive officers and directors of the Company as a group and (ii) based on public filings made through April 24, 2001, by persons known to the Company to be the beneficial owners of 5% or more of the outstanding shares of Common Stock.


                 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

                                                                    PERCENTAGE
                                                       NUMBER OF   BENEFICIALLY
NAME(1)                                                SHARES(2)      OWNED(3)
----                                                   ----------  -------------

Gilbert D. Scharf (4) ............................      1,370,133      17.5
Michael J. Scharf (5) ............................        472,233       6.2
James W. Stevens .................................         40,000        *
Frederick B. Whittemore ..........................         63,335        *
Larry S. Kopp ....................................         66,500        *
William B. Wigton ................................         30,000        *
Oscar Lewisohn (6) ...............................         30,000        *
Keith E. Reihl ...................................        305,780       4.0
Robin A. Clark (7) ...............................        102,560       1.3
Walter E. Dulski (8) .............................        229,754       3.0
Roger E. Schwed (9) ..............................         71,500        *
Steven R. Vigliotti ..............................          7,500        *
Donald R.A. Marshall (10) ........................        682,616       9.0
All executive officers and directors as a
group (12 persons) ...............................      2,789,295      33.8
                                                                       ----
-------------
*    Less than 1%

(1) The address of each stockholder, other than Donald Marshall, is c/o Maxcor Financial Group Inc., Two World Trade Center, 84th Floor, New York, New York 10048. The address of Mr. Marshall is 927 Mohawk Road, Franklin Lakes, New Jersey 07417.

(2) Includes shares of Common Stock issuable upon exercise of stock options held by each stockholder that are currently exercisable or exercisable within 60 days ("Exercisable Options"). Beneficial ownership of Exercisable Options is as follows: James W. Stevens - 30,000; Frederick B. Whittemore - 30,000; Larry S. Kopp - 30,000; William B. Wigton - 30,000; Michael J. Scharf - 30,000; Oscar M. Lewisohn - 10,000; Gilbert D. Scharf - 267,500; Keith E. Reihl - 115,000; Robin A. Clark - 57,500; Walter E. Dulski - 36,500; Roger E. Schwed - 57,500; Steven R. Vigliotti - 7,500; and all executive officers and directors as a group - 701,500.

(3) Based on 7,543,493 shares of Common Stock outstanding as of the Record Date, plus any shares issuable upon exercise of Exercisable Options held by the stockholder (but not by any other stockholders).

(4) Includes 440,794 shares of Common Stock that are held in the Gilbert D. Scharf Living Trust, of which Mr. G. Scharf is the sole trustee.

(5) Includes 3,733 shares of Common Stock that are held in the Michael J. Scharf 1987 Grantor Income Trust, of which Mr. M. Scharf is a trustee, and 9,500 shares of Common Stock that are held in the Scharf Family 1989 Trust, of which Mr. M. Scharf is a trustee.

(6) Mr. Lewisohn is a settlor, but neither a trustee nor a beneficiary, of a trust established for the benefit of certain immediate family members who do not share his household. Mr. Lewisohn does not retain any power to revoke the trust. As of the Record Date, the trust held 69,143 shares of Common Stock. Mr. Lewisohn disclaims beneficial ownership of, and any pecuniary interest in, such shares.

(7) Includes 28,000 shares of Common Stock that are held in Mr. Clark's self-investing pension account.

(8)  Includes 7,000 shares of Common Stock owned by Mr. Dulski's spouse.

(9) Includes 10,000 shares of Common Stock jointly owned with Mr. Schwed's spouse, and 2,000 shares held in a custodial account, for which Mr. Schwed is the custodian, for a minor son.

(10) Information with respect to Mr. Marshall and his holdings is derived from Amendment No. 2 to his Schedule 13D with respect to the Common Stock and his most recent Form 4 with respect to the Common Stock, each filed with the Securities and Exchange Commission on December 10, 1997.


CERTAIN RELATIONSHIPS

     Gilbert D. Scharf and Michael J. Scharf are brothers. There are no other family relationships among the Company's directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and changes in ownership in the Company's equity securities and to furnish the Company with copies of all such forms. Based solely on its review of the copies of such forms received by it, and written representations from certain of the reporting persons that no other reports were required, the Company believes that all such Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders with respect to the Company's fiscal year ending December 31, 2000 were complied with on a timely basis.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information with respect to each of the executive officers of the Company who is not also a director or director nominee of the Company.

     WALTER E. DULSKI, 59, became an Executive Vice President of Euro Brokers and a number of its subsidiaries in 1997. Prior thereto, Mr. Dulski had been a Senior Vice President of Euro Brokers and such subsidiaries. Mr. Dulski is also a director of Euro Brokers Inc. and a number of other Euro Brokers subsidiaries. Mr. Dulski joined the predecessor business of Euro Brokers in 1979 and was a member of the American Stock Exchange from 1977 to 1984. Mr. Dulski received his B.S. degree in Economics from Villanova University in 1963.

     ROGER E. SCHWED, 43, has been Vice President and General Counsel of the Company since October 1996 and Secretary of the Company since August 1997. Mr. Schwed is also Executive Vice President, General Counsel and Secretary of Euro Brokers and Executive Vice President and Secretary of a number of Euro Brokers subsidiaries. Prior to joining the Company, from March 1995 to September 1996, Mr. Schwed was Counsel at the law firm Skadden, Arps, Slate, Meagher & Flom LLP in New York, and, from October 1987 to February 1995, an attorney at the law firm Cleary, Gottlieb, Steen & Hamilton. Mr. Schwed received an A.B. degree from Princeton University in 1979 and a J.D. degree from Columbia University School of Law in 1986.

     STEVEN R. VIGLIOTTI, 33, has been Treasurer of the Company since December 1998, and Chief Financial Officer of Euro Brokers since May 1998. He has also served as Chief Financial Officer of a number of Euro Brokers' subsidiaries since July 1998. Prior to joining Euro Brokers, Mr. Vigliotti was employed by the accounting firm of BDO Seidman, LLP for approximately seven years, lastly as an Audit Partner in the firm's financial services group. Mr. Vigliotti is a certified public accountant and received his B.B.A. degree in accounting from Hofstra University in 1990.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes compensation paid by the Company and its subsidiaries, during each of the last three fiscal years, to its Chief Executive Officer and its four remaining most highly compensated executive officers as of December 31, 2000 (collectively, the "Named Executive Officers").

          SUMMARY COMPENSATION TABLE AND LONG-TERM COMPENSATION AWARDS

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                               ANNUAL COMPENSATION(1)            ------------
          NAME AND               FISCAL       -------------------------       SECURITIES UNDERLYING         ALL OTHER
     PRINCIPAL POSITION           YEAR         SALARY           BONUS         OPTIONS (# OF SHARES)      COMPENSATION(2)
     ------------------           ----        ---------       ---------       ---------------------      ---------------

Gilbert D. Scharf,                2000        $ 425,000       $ 250,000               40,000                 $ 3,325
  Chairman of the                 1999          425,000         350,000                   --                   3,086
  Board, President                1998          443,750         135,000              325,000(4)                3,307
  and Chief Executive
  Officer

Keith E. Reihl,                   2000        $ 275,000       $ 175,000               40,000                 $ 6,664
  Chief Financial Officer         1999          275,000         275,000                   --                   6,568
                                  1998          293,750         135,000              150,000(4)                6,657

Robin A. Clark                    2000        $ 447,980       $ 291,020               30,000                 $   364
  Chief Executive Officer         1999          524,908         197,050                   --                     389
  of Euro Brokers London          1998          498,300         274,350               70,000(4)                  459
  Operations (3)

Roger E. Schwed,                  2000        $ 250,000       $ 200,000               30,000                 $ 2,506
  Vice President and              1999          250,000         200,000                   --                   2,410
  General Counsel                 1998          244,170          85,000               70,000(4)                2,499

Walter E. Dulski,                 2000        $ 270,000       $ 135,000               10,000                 $ 3,787
  Executive Vice President        1999          253,333         100,000                   --                   3,691
  of Euro Brokers                 1998          263,750          85,000               50,000(4)                3,780

(1) Certain perquisites and other personal benefits that aggregate in each case to less than the lesser of either $50,000 or 10% of the Named Executive Officer's annual salary and bonus have been omitted from annual compensation pursuant to item 402(b)(2)(iii)(C)(1) of Regulation S-K.

(2) Amounts for each of Messrs. Scharf, Reihl, Schwed and Dulski include annual premiums ranging from $450 to $1,365 paid by Euro Brokers Inc. on travel accident insurance policies providing coverage of $2.5 million for Mr. Scharf and $1 million for each of Messrs. Reihl, Schwed and Dulski. Amounts for each of Messrs. Reihl and Dulski also include annual premiums ranging from $1,280 to $4,158 paid by Euro Brokers Inc. on long-term disability policies currently providing for, in the event of disability, monthly payments for life to Mr. Reihl of $7,200 and monthly payments for two years to Mr. Dulski of $3,000. Amounts for all Named Executive Officers also include (x) $1,000 contributions annually made by Euro Brokers Inc. to the Euro Brokers Inc. 401(k) Savings Plan and (y) annual premiums of $960 paid by Euro Brokers Inc. on life insurance policies providing coverage for such officers of two times the prior year's reported Form W-2 earnings (or base salary and guaranteed bonus, if higher or if no prior year history), up to a maximum coverage of $500,000. Amounts for Mr. Clark are comprised of pro rated annual premiums paid by Euro Brokers London operations on a group life insurance policy providing coverage for Mr. Clark of four times his base salary, up to a maximum coverage in 2000 of (pound)367,200.

(3) All amounts for Mr. Clark reflect the U.S. dollar equivalent of amounts actually paid in British pounds sterling, using average U.S. dollar/pounds sterling exchange rates of 1.5118, 1.6151 and 1.6610 for 2000, 1999 and 1998, respectively. In May 1998, in connection with the commencement of a prior employment agreement, Mr. Clark also received an advance from a U.S. affiliate of (pound)120,000, equivalent to (pound)200,000 on a gross basis, to be deemed earned at the end of two years under certain conditions, including Mr. Clark remaining continuously employed under the employment agreement during such period. Accordingly, for purposes of the table above, (pound)33,333, (pound)100,000 and (pound)66,667, representing pro-rated portions of the gross advance, have been included in Mr. Clark's salary for 2000, 1999 and 1998, respectively.

(4) All options granted to the Named Executive Officer in 1996 were repriced in 1998. The repriced options consisted of 250,000 options granted to Mr. Scharf, 100,000 options granted to Mr. Reihl, 50,000 options granted to Mr. Clark, 50,000 options granted to Mr. Schwed and 30,000 options granted to Mr. Dulski. Vesting terms were not changed. Under the rules of the SEC, the repriced 1996 option grants are treated for disclosure purposes as having been granted anew in 1998 and, accordingly, are included in the totals presented for 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive Officers.

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES OF
                            NUMBER OF      PERCENTAGE OF                                    STOCK PRICE APPRECIATION
                           SECURITIES      TOTAL OPTIONS                                              FOR
                           UNDERLYING       GRANTED TO        EXERCISE    OPTION TERM         OPTION TERM (3)(4)
                             OPTIONS       EMPLOYEES IN       PRICE PER    EXPIRATION      --------------------------
          NAME             GRANTED (1)    FISCAL YEAR (2)       SHARE         DATE            5%              10%
          ----             ----------     ---------------     ---------   -----------      --------------------------

Gilbert D. Scharf             40,000           12.3             $ 2.61       2/14/10      $ 60,528.84    $158,221.61

Keith E. Reihl                40,000           12.3               2.61       2/14/10        60,528.84     158,221.61

Robin A. Clark                30,000            9.2               2.61       2/14/10        45,396.63     118,666.21

Roger E. Schwed               30,000            9.2               2.61       2/14/10        45,396.63     118,666.21

Walter E. Dulski              10,000            3.1               2.61       2/14/10        15,132.21      39,555.40

 (1) Grant is under the Option Plan to acquire shares of Common Stock. Grant was made on February 15, 2000, vests in equal 25% increments on each of the first through fourth anniversaries of the date of grant and expires on February 14, 2010. Each option under the grant has an exercise price of $2.61, which is the fair market value of the shares as defined in the Option Plan (i.e., the average of the closing bid and asked price for the shares for the date preceding the option grant date). The grant made to Mr. Scharf is a non-qualified stock option and the grant made to each of Messrs. Reihl, Clark, Dulski and Schwed is an incentive stock option. Upon the occurrence of a "Change in Control" (as defined in the Option
       Plan), any options not then exercisable will become immediately exercisable.

(2) Percentages calculated using a denominator of 325,000, representing the total amount of new options granted to employees in 2000.

(3) These amounts reflect the difference obtained by subtracting (i) the product of the option's exercise price per share of Common Stock and the total number of shares of Common Stock underlying the option from (ii) the stated rate of interest (5% or 10%) applied, on an annually compounded basis over the term of the option, to the product of the closing market price of a share of Common Stock on the option grant date ($2.5313 on February 15, 2000) and the total number of shares of Common Stock underlying the option.

(4) These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules. Actual gains, if any, on stock option exercises are dependent upon the future market performance of the Common Stock and the date(s) on which the options are exercised, and may be significantly greater or less than the amounts reflected in the table.


STOCK OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, based on the December 31, 2000 closing sale price for the Common Stock of $1.0313 per share and the exercise prices for the options held by the Named Executive Officers (ranging from a low of $2.00 to a high of $2.61), none of such options were "in-the-money" at 2000 fiscal-year end (I.E., none had an exercise price below such closing sale price).

     The following table sets forth, for each Named Executive Officer, the number of shares of Common Stock underlying the total number of options held by such Named Executive Officer at the Company's December 31, 2000 fiscal-year end, with those options that were then exercisable and those that were then unexercisable separately identified.


           EXERCISABLE/UNEXERCISABLE STOCK OPTIONS AT FISCAL-YEAR END


                          NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS
                                       AT 2000 FISCAL YEAR END
                                       -----------------------

     NAME                       EXERCISABLE           UNEXERCISABLE
     ----                       -----------           -------------

     Gilbert D. Scharf            267,500                97,500

     Keith E. Reihl               115,000                75,000

     Robin A. Clark                57,500                42,500

     Roger E. Schwed               57,500                42,500

     Walter E. Dulski              36,500                23,500



EMPLOYMENT AGREEMENTS

     Each of the Named Executive Officers has an employment agreement with the Company or one of its subsidiaries. Each of Mr. Scharf's and Mr. Reihl's agreements are with the Company. Mr. Scharf's has a contract term that began on August 16, 1996 and initially ends on August 16, 2001, and Mr. Reihl has a contract term that began on August 14, 1998 and initially ends on August 14, 2001. The agreements provide for annual, automatic one-year extensions of the contract term beginning on the fourth (in the case of Mr. Scharf) or second (in the case of Mr. Reihl) anniversary of the effective date unless either party gives notice of non-renewal on or prior to such anniversary. Since no such notices have been given to date, Mr. Scharf's contract term has automatically been extended to August 16, 2002 and Mr. Reihl's contract term has automatically been extended to August 14, 2002. The agreements provide Mr. Scharf and Mr. Reihl with minimum annual base salaries of $450,000 and $300,000, respectively, as from time-to-time reviewed and increased by the Board. Each agreement provides for semi-annual bonuses to be determined in the discretion of the Board or in accordance with any annual incentive plan adopted by the

Company or a subsidiary, for reimbursement of the executive's reasonable business expenses and for participation in current and future employee benefit plans. If the executive's employment is terminated by death, by the Company for "Cause" (as defined in such agreements) or by the executive other than for "Good Reason" (as defined in such agreements), he will be entitled to no further payments under his agreement. If the executive's employment is terminated for "Disability" (as defined in such agreements), he will be entitled to an additional six months of base salary, followed by such benefits as are provided under any applicable disability plan. If the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to (i) continuation of base salary to the end of the contract term or, if longer, for one year (a "Salary Continuation Period"), (ii) continuation of coverage under all health, medical and life insurance benefit plans for the longer of one year and the remainder of the contract term or, if earlier, until the executive is re-employed and is entitled to similar benefits from his new employer, and (iii) treatment as an employee to the end of the contract term for purposes of vesting of stock awards and other contingent incentive plans. Under the agreements, the executive is subject to certain confidentiality obligations and, if the executive's employment is terminated by the Company for Cause or by the executive other than for Good Reason, during the one-year period following any such termination (the "Non-Compete Period"), is obliged at the Company's request not to engage in certain competitive businesses (in consideration of the Company continuing to pay the executive at a rate equal to his base salary). In addition, for up to the first year of any Salary Continuation Period, the executive is obliged not to solicit employees of the employer (or its subsidiaries) to work in such competitive businesses and not to solicit customers of the employer (or its subsidiaries) for such competitive businesses. The agreements also provide for the indemnification of the executive, to the full extent permitted by law, for liabilities and expenses incurred in the performance of his duties, and, if the executive substantially prevails with respect to a preponderance of the matters at issue, for the reimbursement of legal fees and expenses incurred in contesting a termination or enforcing a right under his agreement.

     Both Mr. Scharf's and Mr. Reihl's employment agreements have certain provisions triggered in the event that there is a "Change in Control" (as defined in such agreements) with respect to the Company. Following a Change in Control, (i) the contract term is automatically extended, if necessary, so as to continue in effect for a minimum of twenty-four months, (ii) if the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment equal to three times the sum of (x) his base salary prior to the Change in Control and (y) the greater of $200,000 or his annualized bonus (determined in accordance with the agreements), with such payment to be grossed up by the Company for any federal excise tax applied to it (and for any federal, state or local taxes applied to such gross-up), (iii) if a good faith dispute as to termination exists, the executive continues to receive his full compensation and benefits during the period of the dispute, and (iv) if the executive's employment is terminated by the executive for Good Reason, the executive is obligated to observe a Non-Compete Period of six months.

     Mr. Schwed's employment agreement is also with the Company and is similar to the ones described above, except that (i) it has a contract term that began on October 1, 1996 and ends on October 1, 2001 (with annual, automatic one-year extensions beginning on the fourth anniversary of the effective date unless either party gives notice of non-renewal on or prior to such anniversary - since no such notice has been given to date, Mr. Schwed's contract term has automatically been extended to October 1, 2002), (ii) it provides for a minimum annual base salary of $250,000, (iii) it provides for a minimum annual bonus of $50,000, (iv) it permits unilateral termination of employment by the executive upon 60 days prior written notice, (v) the continuation of base salary and minimum bonus after a termination by the Company without Cause or by the executive for Good Reason will terminate to the extent the executive is re-employed and is entitled to similar base salary and minimum bonus from his new employer, (vi) the Non-Compete Period is six months and (vii) if, following a Change in Control, the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment equal to his aggregate base salary and minimum bonus for the remainder of the contract term or, if longer, one year, but without any gross-up for excise taxes or otherwise.

     Mr. Clark's employment agreement is with Euro Brokers Finacor Limited and has a contract term that began on October 1, 2000 and ends on September 30, 2003, subject to automatically continuing past such termination date unless and until either party gives the other not less than six months prior written notice of termination expiring on or after such termination date. Under the agreement, Mr. Clark's base salary is (pound)300,000, and he is entitled to be considered for discretionary semi-annual bonuses. In the event of a Change in Control (as defined in the Agreement), Mr. Clark may terminate the agreement upon four months prior written notice. Mr. Clark's employment agreement provides for certain confidentiality obligations, a non-competition period lasting for twelve months (commencing upon the earlier of the date a termination notice is given and the date the executive's employment is terminated) or, if the contract term has less than one year remaining, lasting for the longer of such remaining term and six months, with respect to not engaging in certain competitive businesses or soliciting clients of the employer, and a one-year period (commencing upon the same date) with respect to non-solicitation of employees.

     Mr. Dulski's employment agreement is with Euro Brokers, and has a contract term that began on August 14, 1998 and ends on August 31, 2002, subject to automatically continuing past such termination date unless and until either party gives the other not less than six months prior written notice of termination expiring on or after such termination date. Under the agreement, Mr. Dulski's base salary is $270,000, and he is entitled to be considered for discretionary semi-annual bonuses. If the executive's employment is terminated by death, for "Disability" (as defined in the agreement), by the Company for "Cause" (as defined in the agreement) or by the executive other than for "Good Reason" (as defined in the agreement), he will be entitled to no further payments under the agreement. If the executive's employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will, for the duration of the contract term, be entitled to continuation of his base salary and coverage under all health, medical and life insurance benefit plans (except to the extent the executive is re-employed and is entitled to similar base salary and benefits coverage from his new employer), and to treatment as an employee for purposes of vesting of stock awards and other contingent incentive plans. If, following a Change in Control, a good faith dispute as to termination exists, the executive continues to receive his full compensation and benefits during the period of the dispute. The agreement provides for certain confidentiality obligations, as well as a post-termination non-competition period with respect to not engaging in certain competitive businesses or soliciting clients of Euro Brokers (if requested by Euro Brokers and Euro Brokers continues the executive's base salary during such period) and a non-solicitation period with respect to employees of Euro Brokers, with each such period lasting for the longer of the remaining contract term or six months. The agreement also provides that the prevailing party in any action under it is entitled to recover from the other party all costs and expenses.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Common Stock with the cumulative total return of (i) the Standard & Poor's SmallCap 600 Index (the "S&P SmallCap 600 Index") and (ii) an industry peer group index comprised of four publicly traded financial companies that are, or have a subsidiary that is, an inter-dealer broker (the "Peer Group Index"). In view of the Company's market capitalization, the Company believes that the S&P SmallCap 600 Index presents a more useful comparison index than the Standard & Poor's MidCap 400 Index (the "S&P MidCap 400 Index"), which the Company had used previously. The Company has also updated the list of companies comprising the Peer Group Index by (i) retaining the two firms with inter-dealer brokerage operations that were already reflected in the index (Garban-Intercapital Group plc and Trio Holdings PLC), (ii) adding to the index two firms with inter-dealer brokerage operations that were not previously included (eSpeed, Inc., which went public in December 1999, and CIE Financiere Tradition, for which trading data had not previously been available to the Company), and (iii) dropping from the index four firms that had been included in the index because they were regional broker-dealers sharing the Company's SIC code and had a market capitalization within a certain range of the Company's (First Albany Companies Inc., Hoenig Group Inc., Kinnard Investments and Stifel Financial Corp.).

     Although the Company is no longer using either the S&P MidCap 400 Index or last year's set of peer group companies (the "Old Peer Group Index"), it is an SEC requirement to include each old index for comparative purposes in the first performance graph that changes from such old index to a new index. The graph accordingly compares all of the indices. The graph assumes that $100 was invested on December 31, 1995 in shares of Common Stock, stocks comprising the S&P SmallCap 600 Index, stocks comprising the Peer Group Index, stocks comprising the S&P MidCap 400 Index and stocks comprising the Old Peer Group Index, and the reinvestment of all dividends. The returns of each company within a peer group have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.


                          TOTAL STOCKHOLDER RETURNS(1)

        [The table below represents a line chart in the printed piece.]



                            DEC 95  DEC 96    DEC 97   DEC 98    DEC 99   DEC 00
--------------------------------------------------------------------------------
MAXCOR FINANCIAL GROUP INC    100    66.21     60.80    35.14     58.12    22.29
S&P SMALLCAP 600 INDEX        100   121.32    152.36   150.37    169.02   188.96
PEER GROUP                    100    82.99    205.04   228.60    248.78   158.75
S&P MIDCAP 400 INDEX          100   119.20    157.65   187.77    215.41   253.12
OLD PEER GROUP                100    92.15    111.12    90.67    116.65   141.43

(1) The comparisons in the performance graph above (and the table below) are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock (or of any of the indices or the companies comprising them).

                                      12/31/95      12/31/96     12/31/97      12/31/98     12/31/99      12/31/00
                                      --------      --------     --------      --------     --------      --------
MAXCOR FINANCIAL GROUP INC.            100.00         66.21         60.80        35.14         58.12         22.29

S&P SMALLCAP 600 INDEX                 100.00        121.32        152.36       150.37        169.02        188.96

PEER GROUP INDEX                       100.00         82.99        205.04       228.60        248.78        158.75
---------------------------------------------------------------------------------------------------------------------

S&P  MIDCAP 400 INDEX                  100.00        119.20        157.65       187.77        215.41        253.12

OLD PEER GROUP INDEX                   100.00         92.15        111.12        90.67        116.65        141.43
---------------------------------------------------------------------------------------------------------------------


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Messrs. Larry S. Kopp (Chairman) and William B. Wigton, each of whom is an independent outside director and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. There are no "interlocks," as defined by the SEC with respect to any director who serves or for any part of fiscal year 2000 served as a member of the Compensation Committee.

GENERAL

     The Compensation Committee is responsible for determining the compensation of the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and also is charged with administering the Company's Option Plan, which was adopted and approved by the Company's stockholders in 1996. The Committee is also charged with reviewing the Company's existing compensation and benefit plans and programs with the goal of revising existing and/or adding new plans and programs, if and to the extent necessary, in order to enhance the Company's long-term profitability by attracting, motivating and retaining high-quality executives and aligning their individual interests with the long-term interests of the Company and its stockholders.

     Currently, the Compensation Committee's objectives are implemented through compensation packages for executive officers comprised of three major components
- base salary, semi-annual bonuses and periodic stock option awards. In considering and determining (or, in certain instances, recommending to the full Board) these components, the Committee will for the relevant compensation period, among other things, review the Company's performance, looking at factors such as its earnings per share, any increase/decrease in its book value and its financial and other performance (both compared to prior periods and other financial companies or industry competitors), review the individual executive's performance in light of his or her duties (both objectively and subjectively), compare the individual executive's compensation to comparable executives at industry competitors, and receive the recommendations of the Chief Executive Officer. The Committee also takes into account the salary and bonus provisions in existing employment agreements with certain of the Company's executives. In making compensation decisions (or recommendations to the full Board), the Committee exercises its discretion and judgment based on the foregoing and other criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing compensation packages among the Company's executives, in an effort to maintain consistency throughout the executive compensation program.

CEO FISCAL 2000 COMPENSATION

     Although Mr. Scharf's employment agreement provides for a base salary of $450,000, Mr. Scharf voluntarily cut his own pay to $425,000, as of October 1, 1998, which reduction remained in effect throughout 1999 and 2000.

     With respect to fiscal year 2000, the Compensation Committee recommended, and the full Board of Directors (Mr. G. Scharf abstaining) approved, the payment of discretionary bonus compensation to Mr. Scharf totaling $250,000. One Hundred Thousand Dollars of this amount related to the first half of 2000, and the balance of $150,000 related to the second half of 2000. The Committee primarily considered the significant efforts being made by Mr. Scharf to improve the Company's performance. Under Mr. Scharf's leadership in 2000, the Company continued to show earnings and an increase in book value, and implemented a number of strategic initiatives to improve the Company's performance and competitiveness, including the acquisition of an electronic trading platform developer. The Committee also considered the materially higher compensation levels of chief executive officers at a number of the Company's industry competitors.

     With respect to non-cash compensation, the Compensation Committee determined, and the full Board of Directors (Mr. G. Scharf abstaining) approved, the grant to Mr. Scharf in February 2000 under the Option Plan of 40,000 non-qualified stock options, exercisable at $2.61 per share (the fair market value of the Common Stock as defined in Option Plan), and vesting in equal 25% increments over four years. In making its determination, the Committee primarily considered that grants of options to Mr. Scharf (and other executive officers of the Company) were last made in fiscal 1998. The Committee also believed that, in view of the significant efforts being made by Mr. Scharf to improve the performance of the Company, an increase in the incentive-based portion of his compensation was appropriate.

TAX CONSIDERATIONS

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to its chief executive officer and four remaining most highly compensated executive officers in a taxable year. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Compensation attributable to the Option Plan has been designed to be, and should qualify as, "performance-based" under Section 162(m).

     For fiscal 2000, no individual Named Executive Officer had total compensation exceeding the $1 million taxable year limit. The Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs and take tax considerations into account, but intends to retain the flexibility necessary to provide total compensation in line with the Company's compensation philosophy and the Company's strategic goals and best interests.

                                               COMPENSATION COMMITTEE

                                               Larry S. Kopp, CHAIRMAN
                                               William B. Wigton

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS


     The Audit Committee of the Board of Directors of the Company is comprised of three directors who are "independent" within the meaning of the Nasdaq Stock Market marketplace rules. The Committee operates under a written Charter that was recommended by the Committee to, and adopted by, the Board. A copy of the Charter is attached to this proxy statement as Appendix A.

     In the performance of its oversight responsibilities, as described in the Charter, with respect to the Company's 2000 fiscal year, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management. The Committee has also discussed with PricewaterhouseCoopers, the Company's independent accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the accountants' audit of the Company's financial statements.

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from management and the Corporation, and discussed with them their independence. The Committee has also considered whether the non-audit related services provided by
PricewaterhouseCoopers during the 2000 fiscal year (see Proposal 2 below) is compatible with maintaining the accountants' independence.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2000 be included in the Company's 2000 Annual Report on Form 10-K for filing with the SEC.

                                               AUDIT COMMITTEE

                                               James W. Stevens, CHAIRMAN
                                               Frederick B. Whittemore
                                               Oscar M. Lewisohn

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
                         (PROPOSAL 2 ON THE PROXY CARD)

     Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers has acted as the independent accountants for the Company's Euro Brokers group of subsidiaries since the organization of Euro Brokers in 1986 (and for the predecessor business of Euro Brokers prior to that time). For the fiscal year ended December 31, 2000, PricewaterhouseCoopers audited the Company's financial statements, consulted in the preparation of the Company's Annual Report on Form 10-K, reviewed the Company's Quarterly Reports on Form 10-Q and provided assistance to Company personnel on accounting, tax and related matters. As noted above, one director and executive officer of the Company, prior to his employment by the Company, was an employee of one of PricewaterhouseCoopers' predecessor businesses.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS. If no instructions are provided, shares authorized to be voted by the proxies named in a returned proxy card will be voted "FOR" the ratification of PricewaterhouseCoopers as the Company's independent accountants for fiscal 2001.

     Representatives of PricewaterhouseCoopers are expected to attend the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

     AUDIT FEES

     With respect to the fiscal year ended December 31, 2000, the aggregate fees charged the Company by PricewaterhouseCoopers for their audit of the Company's annual financial statements and for their reviews of the Company's interim financial statements were $328,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2000, PricewaterhouseCoopers did not render any financial information systems design and implementation services to the Company.

     ALL OTHER FEES

     The aggregate fees charged the Company by PricewaterhouseCoopers for professional services rendered during the fiscal year ended December 31, 2000, other than for those services described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $293,900.

FORM 10-K AND EXHIBITS

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 HAS BEEN INTEGRATED WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE SAME PERIOD. ACCORDINGLY, THE 2000 FORM 10-K IS BEING MAILED TO ALL STOCKHOLDERS OF RECORD AND ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS OF RECORD WHO SO DESIRE MAY OBTAIN COPIES OF ANY EXHIBIT TO THE FORM 10-K BY WRITING TO MAXCOR FINANCIAL GROUP INC. (ATTENTION OF THE SECRETARY), TWO WORLD TRADE CENTER, 84TH FLOOR, NEW YORK, NEW YORK 10048 AND SPECIFYING (I) THAT THEY WERE A STOCKHOLDER OF RECORD AS OF APRIL 26, 2001, (II) THE EXHIBIT OR EXHIBITS DESIRED AND (III) THEIR AGREEMENT TO REIMBURSE THE COMPANY FOR ITS REASONABLE COSTS OF COPYING AND MAILING SUCH EXHIBITS. Exhibits (and the Company's other public filings) can also be retrieved over the Internet from the SEC's EDGAR archives, found at its website, www.sec.gov.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees of the Company, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of shares of Common Stock through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their reasonable charges and expenses.

STOCKHOLDER PROPOSALS

     Recommendations for nominees to be elected to the Board of Directors and proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders, to be held in 2002, must be submitted in writing to Maxcor Financial Group Inc. (to the attention of the Secretary), Two World Trade Center, 84th Floor, New York, New York 10048. Stockholder proposals must be received by the Secretary no later than December 30, 2001 in order to be included in the Company's proxy statement and proxy card for such annual meeting.

     Pursuant to Rule 14a-4 under the Exchange Act, stockholders of the Company are advised that, in connection with the Company's annual meeting of stockholders  to be held in 2002,  proxies  solicited on behalf of the Company's
Board of Directors may confer on the persons named as proxies therein discretionary authority to vote on any stockholder proposal presented at such meeting that has not been submitted in writing to Maxcor Financial Group Inc. (to the attention of the Secretary), Two World Trade Center, 84th Floor, New York, New York 10048, on or prior to March 15, 2002 (the date in 2002 that is 45 days in advance of the date that this Proxy Statement is being released to stockholders).

OTHER MATTERS

     The Board of Directors has not received notice, and is not otherwise aware, of any other matter which is to come before the Meeting. Accordingly, if any other matter is properly presented for consideration, the persons named in the enclosed proxy card will have discretion to vote on such matter in accordance with their best judgment.

                                           By Order of the Board of Directors,


                                           Roger E. Schwed
                                           SECRETARY



April 30, 2001

                                                                      APPENDIX A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
               BOARD OF DIRECTORS OF MAXCOR FINANCIAL GROUP INC.

      ORIGINALLY ADOPTED ON APRIL 26, 2000; LAST REVISED ON APRIL 26, 2001


COMPOSITION OF THE COMMITTEE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Maxcor Financial Group Inc. (the "Corporation") shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Board shall appoint the individual members of the Committee at such time or times as the Board may determine. The Board shall also designate the Chairman of the Committee, PROVIDED that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman.

     Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq Stock Market marketplace rules. Each member of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise. Qualifications of Committee members shall be determined by the Board in its business judgment at the time of their appointment.


PURPOSE OF THE COMMITTEE

     The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

     The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors, if any, and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's independent accountants are, within the meaning of applicable rules and regulations, independent of both management and the Corporation. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors, if any, and the financial and senior management of the Corporation.


MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department, if any, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups or persons believe should be discussed privately. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     To fulfill its duties and responsibilities the Committee should, and shall have the authority to:

     (1) Make recommendations to the Board, based on such factors as the Committee deems appropriate, as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     (2) Review the performance of the Corporation's independent accountants and make recommendations to the Board regarding the replacement or termination of the independent accountants when circumstances warrant;

     (3) Oversee the independence of the Corporation's independent accountants by, among other things:

          (a) requiring the independent accountants to deliver, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation (consistent with Independence Standards Board Standard 1, as then in effect);

          (b) actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and

          (c) recommending, if the Committee determines it to be necessary, that the Board take appropriate action to satisfy itself of the accountants' independence;

     (4) Make clear to management and the Corporation's independent accountants that the Corporation's independent accountants are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to stockholder ratification if determined by the Board), evaluation and termination of the Corporation's independent accountants;

     (5) Review and accept, if appropriate, the annual audit plan of the Corporation's independent accountants, including the scope of audit activities;

     (6)  Confirm  with  the  Corporation's   independent  accountants  that  no
management restrictions are being placed on the scope of the independent accountants' work;

     (7) Review with the Corporation's independent accountants the results of the year-end audit of the Corporation, including the matters required to be discussed by Statement of Auditing Standards No. 61, as then in effect;

     (8) Review with management and the Corporation's independent accountants the Corporation's audited financial statements (and the footnotes related thereto), and the independent accountants' opinion thereon;

     (9) Based on its review and discussions with management and the Corporation's independent accountants, make a recommendation to the Board as to whether the Corporation's audited consolidated financial statements should be included in the Corporation's Annual Report on Form 10-K for filing with the Securities and Exchange Commission (the "SEC");

     (10) Confirm (which confirmation may be performed by the Committee's Chairman) that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent accountants prior to their filing with the SEC;

     (11) Cause to be prepared and approve the report of the Committee required by the SEC to be included in the Corporation's Proxy Statement for its Annual Meeting of Stockholders;

     (12) Review with management and the Corporation's independent accountants the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures;

     (13) Receive and review periodic reports from management or the Corporation's independent accountants as the Committee may deem appropriate to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board, the SEC or other regulatory body, or any other accounting or financial reporting related matters that may have a material impact on the Corporation;

     (14) Encourage and help establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent accountants, the Corporation's internal audit department, if any, and management;

     (15) Meet at least annually with the Corporation's general counsel, as well as outside counsel if the Committee determines it to be necessary, to review legal and regulatory matters that may have a material impact on the financial statements of the Corporation;

     (16) Review and reassess at least annually the adequacy of this Charter;

     (17) Maintain minutes or other records of meetings and activities of the Committee and report (which report may be given by the Committee's Chairman) to the Board following meetings of the Committee; and

     (18) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate (including retaining outside counsel or other consultants or experts to advise the Committee in connection with such activities or matters if the Committee deems it necessary or appropriate).

                                      * * *

     While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent accountants or to ensure that the Corporation complies with all applicable laws and regulations.

                           MAXCOR FINANCIAL GROUP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MAXCOR FINANCIAL GROUP INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2001

The undersigned hereby appoints Gilbert D. Scharf, Keith E. Reihl and Roger E. Schwed, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of common stock, par value $.001 per share, of Maxcor Financial Group Inc. (the "Company"), held of record by the undersigned on April 26, 2001, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, June 7, 2001, at 10:00 A.M. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. Any and all proxies heretofore given by the undersigned are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PROXIES WILL HAVE DISCRETIONARY AUTHORITY TO VOTE THIS PROXY WITH RESPECT THERETO IN ACCORDANCE WITH THEIR JUDGMENT.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1 AND 2.

Proposal 1.  Election of Directors:

             NOMINEES: WILLIAM B. WIGTON, KEITH E. REIHL AND OSCAR M. LEWISOHN (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      For     Withhold    For All
      All        All       Except
      [ ]        [ ]        [ ]   ______________________________________________

           (Continued and to be signed and dated on the reverse side.)

(Continued from other side)

Proposal 2.  Ratification  of the appointment of  PricewaterhouseCoopers  LLP as the Company's independent accountants for the year ending December 31, 2001:

      For      Against    Abstain
      [ ]        [ ]        [ ]

I PLAN TO ATTEND THE ANNUAL MEETING    [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [ ]

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE

Dated:                                                                    , 2001
      --------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------


--------------------------------------------------------------------------------

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.